                                                                    EXHIBIT 4.69

                          Monternet Short Message Business Cooperation Agreement

            COOPERATION AGREEMENT ON DEVELOPING MOBILE MONTERNET SMS

                                     BETWEEN

                     HAINAN MOBILE COMMUNICATIONS CO., LTD.

                                       AND

                  HAINAN ZHONGTONG COMPUTER & NETWORK CO., LTD.

Contract No.: __________
Date of signature: June 28, 2006
Place of signature: Haikou City
PARTY A: HAINAN MOBILE COMMUNICATIONS CO., LTD.
Legal Representative: Dong Xin
Address: No. 88 Jinlong Road, Jinmao District, Haikou City, Hainan Province Postal Code: 570125
Tel: 13976600001
Fax: 68566376
Bank Name: Hainan Province China Construction Bank, Jinpan Branch Nanbao
           Sub-Branch
Bank Account: 46001003236050001337

PARTY B: HAINAN ZHONGTONG COMPUTER & NETWORK CO., LTD.
Legal Representative: Yuan Jinhua
Address: 14C, Jiudu Building, Guomao Avenue, Jinrong District, Haikou City Postal Code: 570125
Tel: 0898-68525152
Fax; 0898-68525050
Bank Name: Haikou City Industry and Commerce Bank of China, Jinmao Branch Bank Account: 2201020919200035016

Hainan Mobile Communications Co., Ltd (hereinafter referred to as Party A) is a network operator approved by the competent authority of the information industry of the State Council to provide the businesses of mobile Internet phone (including voice, data and multimedia) to the general public in Hainan Province.

Hainan Zhongtong Computer & Network Co., Ltd (hereinafter referred to as Party
B) is a company providing the consumers with all kinds of mobile information services through its main service platform of wireless Internet application. The users can carry on mobile Internet businesses through mobile terminals or personal computers.

To bring into full play their resource superiorities in their own service fields and provide the Monternet short message information services to the users in Hainan and other users permitted by Party A, both parties, on the principle of equality, mutual benefit, advantage sharing and common development, reach the following agreement on cooperation in short message information services.

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

I. WAYS AND CONTENTS OF COOPERATION

     1. As the short message network and charging platform provider, Party A shall provide Party B with the paid communication and charging channels. During the cooperation, Party B's enterprise code shall be 920020 and service code shall be 8088.

     2. Party B shall provide Party A's Monternet users with various value-added application services through Party A's short message platform. Party B shall, according to the users' customization requirements, provide the users with information services with guaranteed quality and quantity and in a timely manner. As the service provider, Party A shall use its charging and business supporting system to provide Party B with the paid charging and charge-collecting services.

II. RIGHTS AND OBLIGATIONS

     (I) Obligations of Party A

          1. Party A shall provide the charging and charge-collecting services for the business cooperation according to Party B's requirements.

          2. If Party A implements system testing, maintenance or update or other foreseeable changing operations that may cause business suspension, it shall notify Party B in writing, by e-mail or in other forms within 7 days before the implementation, including the specific reason, time and period of the suspension.

          3. Party A shall provide Party B with the interface specifications and technical protocol standards related to the business and support Party B to test and open the communication interface connecting Party B's server and Party A's short message gateway. Party A shall ensure the network to be smooth and perform the relevant rights and obligations according to the network access agreement signed with the users.

          4. Party A shall be responsible for the users' consultations, requests and complaints arising from the problems in Party A's network communications and set up the first-inquiring responsibility system. For the problems which need Party B's support for their settlement, Party A shall properly hand them over to Party B and shall be responsible for tracking the settlement and revisit to the users.

          5. If the conditions permit, Party A shall promptly provide Party B with the relevant information on the actually collected charges.

          6. With respect to the information that Party A has formulated and officially released and that has direct influence on Party B's business development, Party A shall have the obligation to notify Party B of such information, but except for the information concerning the national and Party A's corporate secrets.

          7. If Party A is unable to continue providing services due to its poor operation or other reasons of its own, it shall notify Party B of the related circumstances three months in advance and meanwhile, do a good job in explaining to the users and dealing with the aftermath.

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

     (II) Rights of Party A

          1. Party shall not bear the risks of overdue information charges incurred from the users' factors such as number cancellation, pre-cancellation, suspended service and refusal to payment or calculate the charges for the users who have not used the information services in the current month.

          2. Party A shall have the right to formulate the relevant management measures, assessment clauses and customer service standards and documents for Monternet business and require Party B to observe and execute them. Party A shall assess Party B in accordance with the above management regulations and adopt the corresponding measures according to the assessment.

          3. Party A shall have the right to examine the Internet information service or telecom value-added service operation permit, bank credential letter, business license, information sources, bank account and other materials related to the normal business operation.

          4. Party A shall have the right to examine the newly added or modified businesses of Party B and refuse the contents that do not conform to the provisions concerning the national information security. For the business that Party B arbitrarily started without the examination and approval of Party A, Party A shall have the right to investigate the relevant responsibilities in accordance with the measures for Monternet cooperation management.

          5. With respect to any large group of short messages that are abnormal and overloading and influence the safe operation of Party A's network, Party A shall reserve the right of restricting their transmission or promptly adjusting their flows based on the capacity of the short message system. Meanwhile, Party A shall have the right to require Party B to deal with the junk information or illegal attack from Party B within a fixed time limit, and if Party B fails to deal with them according to the requirements, Party A shall have the right to take the corresponding measures to avoid the aggravation of the event. Where there occurs emergent event, to protect the legitimate rights and interest of the users, Party A shall have the right to adopt the measures such as suspending the communication interface without notifying Party B. If Party B releases any illegal information through Party A's short message platform, Party A shall have the right to immediately suspend the communication interface with Party B and reserve the right of further investigating Party B's responsibilities.

          6. When Party A accepts and settles the users' complaints caused due to Party B's responsibilities, it shall have the right to pay in advance the information charges returned to the complaining users and deduct the related expenses from Party B's sum of settlement

          7. If Party B is unable to reach the same business operation level as that of Party A's other cooperative partners, Party A shall have the right to terminate the charging and charge-collecting relationship with Party B.

          8. Party A shall have the right to terminate or suspend the cooperation relationship or charging and charge-collecting relationship with Party B in accordance with the requirements of the superior competent authorities.

          9. With respect to the Monternet business of chatting community in which both parties have cooperation during the cooperation period, Party A shall have the right to require Party B to

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

               carry it on until December 31, 2006 and Party A shall not provide any support for the marketing activities.

     (III) Obligations of Party B

          1. Party B must have the corporate business license and the content/application service operation qualifications with the legal scope of business and provide Party A with the authentic and reliable materials such as operation permit, bank credential letter, well-established after-sales service system, price examination and approval document and bank account approved by the Ministry of Information Industry or the local competent authority in charge of the telecom operation.

          2. Party B shall warrant the business quality to be stable, particularly the information security and business quality during the important period and ensure the liaison channels with Party A to be open and smooth for 7 x 24 hours, and it shall have the obligation to state the exemption clause to the users when opening this service to them.

          3. If Party B needs to increase or modify businesses, it should submit them to Party A before the modification and only upon the examination and approval of Party A may such businesses be opened or modified.

          4. If Party B implements system testing, maintenance or update or other foreseeable changing operations that may cause business suspension, it shall notify Party A in writing or by e-mail within 7 days before the implementation, including the specific reason, time and period of the suspension. It shall also be responsible for making the statement to the users.

          5. Party B must observe the provisions of the measures for Monternet cooperation management, assessment clauses, customer service standards and related documents formulated by Party A for standardizing the Monternet market order and it shall bear the corresponding responsibilities for violation of the relevant provisions.

          6. Party B shall provide the proprietary direct line customer service phone for accepting the users' complaints and shall be responsible for the users' consultations, requests and complaints incurred from the problems irrelevant to Party A's network communications and meanwhile, accept various users' consultations, charge inquiries and complaints incurred from the problems of network communications. The first-inquiring responsibility system shall be established. With respect to the problems that need the support of Party A for settlement, Party B shall properly hand them over to Party A and shall be responsible for tracking the settlement and the revisit to the users.

          7. When Party B tests the system, it shall influence the normal operation of Party A's existing networks. When Party B transmits short messages to Party A's communications platform, its transmission speed shall not exceed the limit of port flows distributed to Party A. Without the approval of Party A, Party B shall not arbitrarily make the high-flow testing, otherwise, it shall bear all the consequences incurred thereby.

          8. Party B must strictly administer the network ports and the related account authorities to ensure the network and information security. If any consequence is resulted from Party B's improper management, it shall bear all the responsibilities.

          9. If Party B is unable to continue providing services due to its poor operation or other

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

               reasons of its own, it shall notify Party A of the related circumstances three months in advance and meanwhile, do a good job in explaining to the users and dealing with the aftermath.

     (IV) Rights of Party B

          1. Party B shall have the right to demand Party A to provide the Internet SM gateway interface specifications and the related technical protocol standards and demand Party A to support it to ensure the provision of services to the users.

          2. Party B shall, based on its business development, have the right to demand Party A to adjust the network interface flow limit under the condition that Party A's system capacity permits.

          3. Party B shall have the right to regularly add or modify businesses in accordance with this agreement and the measures for Monternet cooperation management and fix the information charges for the businesses it provides.

          4. With respect to the information that has been internally formulated and officially released by Party A and that has direct information on Party B's business development, Party B shall enjoy the right to know it, but except for the information concerning the national and Party A's corporate secrets.

          5. With respect to the users' complaints that need Party A's support for the settlement, Party B shall have the right to demand Party A to provide support.

          6. Party B shall have the right to demand Party A to provide the services of calculating and collecting the charges for the business in cooperation.

III. CHARGING AND SETTLEMENT

     1. If there crops up no other restrictive factors, both parties decides through consultations that the relevant information service charges shall be collected as of July 1st, 2006 from Hainan mobile users who use this business.

     2. Payment of communication charges: The users shall pay Party A the communication charges based on the existing price (RMB0.1/piece) for their upstream short message broadcast transmitted through the application services, and Party A shall fully enjoy the communication charges incurred from the users' use of mobile communication network resources.

     3. Party B shall pay Party A for the imbalance downstream short messages (the imbalance communication amount is larger than or equal to 0) and the specific standards are as follows. For this agreement, Standard 4 shall be implemented (the default is Standard 2):

                               Charge
Serial   Imbalance SM Flow    Standards                            Calculating Methods
  No.      (piece/month)     (RMB/piece)                        X=(MT - MO) pieces/month
------   -----------------   -----------   ------------------------------------------------------------------
  1          Unlimited           0.05                                    X*0.05
  2          Unlimited           0.05      X*0.05, RMB 2000 shall be charged if the sum is less than RMB 2000

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

  3          Unlimited           0.00                                 0 (exempted)
  4       100,000 or below       0.08      X*0.08, RMB 2000 shall be charged if the sum is less than RMB 2000
          100,000-300,000        0.07                         (X-100,000)*0.07+100,000*0.08
          300,000-1million       0.06                  (X-300,000)*0.06+200,000*0.07+100,000*0.08
           Over 1 million        0.05           (X-1 million)*0.05+700,000*0.06+200,000*0.07+100,000*0.08

     4. Party B shall fill in the field of collecting information charges in each piece of the submitted information according to Party A's requirements for standard format.

     5. Distribution of Information Charges: The information charges incurred from the users' use the application or information services provided by Party B shall be owned by Party B, which shall pay Party A the labor charges for the services of charging and collecting information charges. The information charges shall be settled according to the amount receivable. 15% of the information charges receivable shall belong to Party A and 85% to Party B. The settlement month shall be one month later than the month in which the creditor's rights and debts are actually incurred.

     6. The charging and settlement shall be based on the successfully charged phone bills collected through Party A's charging system. The business charged according to the number of pieces shall be based on the users' successful receipt and the business requiring monthly payment shall be based on the users' true customization and their success use of the business in the current month.

     7. The information charges settled between both parties shall not include the following:

          1) Charges from the users who have cancelled their numbers (including the pre-cancelled numbers);

          2)   Charges from silent users;

          3)   Too high average charge for a single piece of information;

          4)   Refunded charges (including the amount refunded by double); and

          5)   Charges from users who have suspended their phones.

     8. On the 15th day of each month (settlement month), both parties shall verify the data of information service charges receivable and make the settlement on the 21st day of each month (settlement month) if no error is found. Party B shall confirm the settlement bills prior to the 20th day of each month, and if the SP fails to apply for checking the bills within the fixed time limit, the bill checking platform shall default SP's acceptance of the settlement data and the mobile party shall not accept SP's application for checking the bills for the settlement month. If Party B advances the checking of bills, it shall feedback the checking results within 7 days; if it fails to feedback on time, the bills shall be deemed to be errorless.

     9. After the bills are checked to be errorless, Party B shall issue the invoice to Party A prior to the 21st day of each month and upon the receipt of the legal invoice from Party B, Party A shall pay Party B the duly settled information charges according to the amount on the invoice by the end of the current month. If both parties fail to complete the checking of bills as at the 21st day, they shall first settle the amount on the checked bills on the basis of their consensus; and after the completion of the checking, the excessive amount shall be returned and the amount in short

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

          shall be made up during the next settlement.

     10.  Both parties' contact persons for settlement are as follows:

Party A:

Related Persons   Name            Tel                E-mail
---------------   -------------   ----------------   -------------------
Data checking     Chen Mingtong   13976600001-3631   chenmt@qmcc.net
                                  13976692821
Settlement        He Yujin        13976600001-307    heyujin@qmcc.net
Finance           Wang Haiyan     13976600001-637    wanghaiyan@qmcc.net
                                  13976669689

Party B:

Related Persons   Name            Tel                E-mail
---------------   -------------   ----------------   -------------------
Data checking     Huang Hailing   13823223898        xyj@smschina.com
Settlement        Huang Hailing   13823223898        xyj@smschina.com
Finance           Zhu Jin         021-33184900       Jin.zhu@linktone.com

     11. By the end of each month, Party A shall transfer the settled amount for the previous charging period from the designated bank account of Party A to the designated bank account of Party B 2201020919200035016.

IV. CONFIDENTIALITY

     1. For the purpose of this agreement, the "proprietary information" means the information obtained by one party from the other party (the "disclosing party") in the process of cooperation, which is developed, created or discovered by the disclosing party, or known or transferred to the disclosing party and which has commercial value for the business of the disclosing party. The proprietary information shall include but not limited the related commercial secrets, computer programs, design technologies, ideas, proprietary technologies, techniques, data and business and product development plans, the customer information and other information related to the business of the disclosing party, or the confidential information received by the disclosing party from other parties. Both parties understand that the disclosing party possesses and will possess the proprietary information, which is of great importance to the disclosing party and that the cooperation relationship between both parties has brought about the confidential and trustworthy relationship related to the proprietary information.

     2. Without the written approval of the disclosing party in advance, the other party shall keep confidential any of the proprietary information and shall not use such information or disclose it to any person or entity, but except for the information needed for the normal performance of the obligations under the agreement.

     3. Both parties shall be responsible for keeping confidential the specific contents of the

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

          cooperation and the agreement. Without the written approval of either party in advance, the other party shall not disclose the specific contents of the cooperation agreement and its related contents to any third party.

V. EXEMPTION CLAUSE

     If both parties or either of the parties are unable to perform or fully perform the relevant obligations under the agreement due to force majeure, neither party shall bear the responsibility for the breach of contract. But the party or both parties that have met with force majeure should notify the other party of the force majeure event within 10 days after the occurrence of the event and provide the relevant certificate. After the influence of force majeure is eliminated, either party or both parties should continue to perform the agreement through the consultations between both parties.

VI. LIABILITIES FOR THE BREACH OF CONTRACT

     1. Either party's failure to perform any of the clauses under the agreement and its appendixes shall be deemed as the breach of contract.

     2. After either party receives from the other party the written or e-mail notice that explains in detail the breach of contract, if it is confirmed that the breaching act actually exists, either party shall correct the breaching act and notify the other party in writing within 7 working days; if it is believed that the breaching act does not exist, it shall raise objections or explain to the other party within 7 working days. In this case, both parties may consult with each other on this issue, and if the consultation fails, both parties can settle it in accordance with the dispute clause of this agreement.

     3. If either party's breach of contract brings about adverse social influence or economic losses to the observing party, the observing party shall be entitled to require the breaching party to eliminate the influence and bear the economic losses incurred to the observing party due to the breaching act, and the observing party shall have the right to investigate the civil responsibilities of the breaching party.

VII. FORCE MAJEURE

     If, due to the unforeseeable force majeure event with unpreventable or unavoidable consequences, either party suffers from economic losses or the agreement is unable to be performed or fully performed, it shall not bear responsibilities for the losses of the other party. The party that has met with the above force majeure event shall immediately notify the other party of the event in writing and within 15 days, provide the valid documentary evidence issued by the government department for the details of the event and the reasons why the agreement is unable to be performed or fully performed or its performance needs to be postponed. Based on the extent of influence of the event on the performance of the agreement, both parties shall decide through consultations whether to continue performing or terminate the agreement.

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

VIII. SETTLEMENT OF DISPUTES

     Both parties may settle the disputes arising from the performance of the agreement through consultations. If it fails, either of the parties may submit the disputes to the arbitration commission in the city where the agreement is executed for arbitration in accordance with the arbitration rules. The arbitration award shall be final and binding on both parties.

IX. EFFECTIVENESS, MODIFICATION, EXTENSION AND TERMINATION OF THE AGREEMENT

     1. This agreement shall come into force as of the day of execution and shall be effective for one year. If neither party has any objection to this agreement within the agreement period, it shall be automatically extended for half a year. If either party raises any objection, it shall notify the other party in writing or by e-mail 30 days prior to the expiration of the agreement.

     2. If, in accordance with the measures for Monternet cooperation management and the related measures for assessment management, Party A withdraws from the services, the agreement shall automatically be terminated as of the day of Party B's withdrawal.

     3. This agreement shall be in quadruplicate and shall come into force after the representatives of both parties sign and affix the official seals on it. Party A shall hold three copies and Party B shall hold one copy, all of which shall have the equal legal effect.

     4. The appendixes to the agreement shall be an integral part of the agreement and shall have the same legal effect as the agreement.

     5. During the validity period of the agreement, both parties may modify relevant clauses of the agreement or cancel the agreement through friendly consultations. If either party intends to modify or terminate the agreement, it shall submit written explanations to the other party 30 days in advance. If either party unilaterally cancels the agreement, it shall be responsible for compensating for all the losses of the other party incurred thereby.

Appendix I: Businesses of Party B and Prices

Appendix II: Maintenance Sections and Responsibilities of Both Parties in Short
             Message Service Cooperation

Appendix III: Letter of Information Safety and Security Responsibility for
              Access of Information Sources to Network

Appendix IV: Detailed Rules for Management and Implementation of Monternet SP
             Cooperation in Hainan---Short Message Part

Party A (seal):                         Party B (seal):[seal]

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

Legal (Authorized) Representative:      Legal (Authorized) Representative:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

June 28, 2006                           June 25, 2006


Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

APPENDIX I: BUSINESSES AND PRICES OF PARTY B

Enterprise Code: 920020
Service Code: 8088

                                                                                                             12590
                                 IOD                       PUSH                       STK             Digital Broadcasting
                       ----------------------- ---------------------------- ----------------------- -----------------------
                                       Number                                               Number                  Number
                                         of                                                   of                      of
Product                Business        Pieces  Business        Transmission Business        Pieces  Business        Pieces
Category  Product Name   Code   Price Returned   Code   Price   Frequency     Code   Price Returned   Code   Price Returned
-------- ------------- -------- ----- -------- -------- ------ ------------ -------- ----- -------- -------- ----- --------
         Happy China                           -XXKL    1RMB/  15RMB/month
                                                ZG      piece

         Supergirls                            -LSSA    1RMB/  15RMB/month
                                                        piece

         Shining New                           -XXCJ    15RMB/ 15RMB/month
         Anchorperson                           NY      month

         Pub Singer    XXPU     1RMB/ 2pieces/
         Contest       BGS      piece time

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

APPENDIX II: MAINTENANCE SECTIONS AND RESPONSIBILITIES OF BOTH PARTIES IN SHORT
             MESSAGE SERVICE COOPERATION

I. SKETCH OF MAINTENANCE SECTIONS

                        (SKETCH OF MAINTENANCE SECTIONS)

(Chinese Characters) Party B

(Chinese Characters) Internet, DDN (Chinese Characters): Public Networks Including Internet, DDN, etc.
(Chinese Characters); Other Ways
(Chinese Characters): Users' Customization
(Chinese Characters): Monternet Gateway
(Chinese Characters): Mobile Charging Center
(Chinese Characters): Short Message Center
(Chinese Characters): Internal Network of Party A
(Chinese Characters): Users' Cellphones
1860 (Chinese Characters): 1860 Seat Center
(Chinese Characters): Responsibilities of Party B
(Chinese Characters): Responsibilities of Party A

II. RESPONSIBILITIES AND RIGHTS OF PARTY A

     1. Party A shall be responsible for investing in the hardware and software systems required for its short message system.

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

     2. Party A shall support Party B to connect the communication line from the short message gateway to Party B's server.

     3. Party A shall be responsible for opening the related technical protocol standards and interface standards for its short message gateway to Party B.

     4. Party A shall be responsible for the normal communication of network including the short message platform and be responsible for the network failures that are not caused by Party B. For any large group of short messages that are abnormal and overloading and impact the safe operation of Party A's network, Party A shall reserve the right of restricting their transmission.

     5. Party A shall be responsible for providing Party B with the information flow statistics on the use of the communication channels and warrant the statistical data on short messages to be reliable and timely, and it shall be responsible for the losses incurred thereby.

     6. Party A shall notify Party B as early as possible before the suspension of the transmission caused due to testing and maintenance of the gateway or other network equipment or other foreseeable reasons, including the specific reason, time and period of the suspension.

     7. Party A shall ensure to immediately notify Party B when the suspension of the transmission occurs due to the unforeseeable reasons such as the gateway or other network failures.

III. RESPONSIBILITIES AND RIGHTS OF PARTY B

     1. Party B itself shall be responsible for the building and maintenance of its "information service" system, including the testing and opening of all the hardware equipment and systems concerning this business, system maintenance, day-to-day business management and market expansion and the expenses incurred thereby.

     2. Party B shall be responsible for interconnecting its system with Party A's short message gateway and be responsible for bearing the expenses for applying for, renting and maintaining the related communication lines.

     3. Party B shall be responsible for editing, examining and making the information it provides, warrant the information to be timely, accurate, authentic, reliable and legitimate and bear the corresponding responsibilities.

     4. Party B shall be responsible for creating the column "Monternet---My Services" on the website. After a customer logs on the website, the column "Monternet-My Services" shall be displayed at the remarkable position of the website and it shall include the following contents: the list of all the services the customer has customized on the website and under the list of each business, the inquiry and cancel functions for this business are provided. In the process of short message customization, the settings of the customization interface should be convenient for the customers to understand the contents and services provided by SP, present the clear and definite charging standards and at least include such basic service functions as certification, addition, deletion, modification and inquiry. After the user has successfully customized the services, the system should prompt the user that "This service has been added to 'Monternet---My Services'. If you inquire or cancel this service, please click 'Monternet---My Services'".

     5. Party B shall warrant that the testing, opening and modification of its system shall not be conducted during the busy operation hours of Party A and the work that may exert great

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
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                          Monternet Short Message Business Cooperation Agreement

          influence on the users must be carried out in the deep of night. Party B shall warrant that the implementation of the above tasks do not influence the normal running of Party A's network and it shall bear the corresponding responsibilities for any failure thereby incurred to Party A's network system.

     6. Party B must notify Party A in writing in advance of the testing, opening and modification of its system; and upon the confirmation of Party A, it shall inform the users in the effective ways such as e-mail, advertisement or short message and ensure to reduce the influence on the users to the minimum.

     7. Under the emergent circumstances during the cooperation period, to guarantee the normal and stable short message services, Party B shall subordinate itself to Party A's adjusted arrangement of the releasing amount of short messages.

     8. When transmitting short messages to Party A's communication platform, Party B shall warrant there should not be any overloading flow that may endanger the network security.

     9.   Party B must provide the 7*24-hour system maintenance.

IV. MAINTENANCE CONTACT PERSONS AND WAYS OF CONTACT OF BOTH PARTIES

Party A:

    Maintenance Persons: He Ruiqiang
    Tel: 13976600001-2070, 13518818155
    Fax: 0898-68554551
    E-mail: heruiqiang@qmcc.net

Party B:

    Maintenance Persons: Lin Chen
    Tel: 13817914725
    Fax: 021-63611512
    E-mail: chen.lin@hotmail.com

APPENDIX III: LETTER OF INFORMATION SAFETY AND SECURITY RESPONSIBILITY FOR
              ACCESS OF INFORMATION SOURCES TO NETWORK

When the information source responsible units get connected with the China Mobile Network (CMNET) or short message service (SMS) gateway (including the short message information platform IOD and the short message center), they shall warrant that they observe all the following regulations:

1. Observing the relevant laws, administrative regulations and management rules and strictly implementing the information security management regulations;

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------

                          Monternet Short Message Business Cooperation Agreement

2. It shall not be allowed to use the CMNET or SMS gateway (including SMS information platform and SMS center) to be engaged in the illegal and criminal activities such as jeopardizing the national security and divulging national secrets; it shall not be allowed to use the CMNET or SMS gateway (including SMS information platform and SMS center) to produce, consult, copy or spread the information that violates the Constitution and laws, hinder the public security and destroy the national unity and national solidarity or the information on pornography and violence; and it shall not be allowed to use the CMNET or SM gateway (including SMS information platform and SMS center) to release the information containing any of the following contents:

          1) that opposes the cardinal principles prescribed by the Constitution;

          2) that jeopardizes national security, divulges national secrets, subverts state power and destroy national reunification;

          3)   that damages national honor and interests;

          4) that incites ethnic hatred and ethnic discrimination and undermines national unity;

          5) that undermines the country's religious policies and advocate the cult and feudal superstition;

          6) that spreads rumors, disturbs social order and undermines social stability;

          7) that spreads obscenity, pornography, gambling, violence, murder, terrorism or instigates to crime;

          8) that insults or slanders the others and violates the others' legitimate rights and interests; and

          9) that contains other contents prohibited by the laws and administrative regulations.

When the above illegal and criminal activities and harmful information are discovered, the measure should be immediately taken to check them and promptly report to the competent authorities.

III. The information source responsible units must observe the provisions of the relevant state intellectual property rights when providing the information.

IV. The information source responsible units should set up the effective information safety and confidentiality management rules and technical security measures and be subject to the management, supervision and inspection of the relevant business competent authority.

V. If there is any violation of the above provisions, Hainan Mobile Communications Co., Ltd shall have the right to take the measure to close down the access channel for the relevant information sources and meanwhile, investigate the legal responsibilities of the responsible units and terminate the cooperation with them. This Responsibility Letter shall be preserved by Hainan Mobile Communications Co., Ltd.

Responsible Unit: [seal]

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------


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                          Monternet Short Message Business Cooperation Agreement

Responsible Person:


[signature]
-------------------------------------
(signature and seal)

Date: June 25, 2006

APPENDIX IV: DETAILED RULES FOR MANAGEMENT AND IMPLEMENTATION OF MONTERNET SP
             COOPERATION IN HAINAN---SHORT MESSAGE PART (WHICH SHALL BE SUBJECT TO THE DETAILED RULES FOR LOCAL MANAGEMENT AND IMPLEMENTATION MOST LATELY PROMULGATED BY HAINAN MOBILE)

Signature of Party A's Handler:         Signature of Party B's Handler:


[signature]                             [signature]
-------------------------------------   ----------------------------------------


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